Exhibit 10.4

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is entered into and effective as of March 9, 2020 (the “Effective Date,” subject to Section 4(i) below) by and between UAS Drone Corp., a Nevada corporation (the “Company”) and [___________] (the “Investor”). Each of the Company and the Investor may be referred to individually as a “Party” and collectively as the “Parties”;

RECITALS:

WHEREAS, the Company was organized on February 4, 2015, with the intention of engaging in the business of developing and manufacturing commercial unmanned aerial systems, or drones, for the law enforcement and first responder markets;

WHEREAS, the Company’s extremely limited business operations were unsuccessful and, beginning with its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its periodic reports as filed with the Securities and Exchange Commission (the “SEC”) have indicated that the Company is a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and subparagraph (i) of SEC Rule 144, which substantially limits the resale of shares of its $0.0001 par value common stock (the “Common Stock”) until it is no longer a shell company and twelve (12) months from the filing of “Form 10 Information” with the SEC reflecting that change of such designation;

WHEREAS, there is an extremely limited market for the Common Stock, with an average of five (5) shares traded per day over the preceding thirty (30) days, according to the OTC Markets, Inc. (the “OTC Markets”) website (www.otcmarkets.com/stock/USDR/quote);

WHEREAS, for the foregoing reasons, the Company has determined that the present value of its common stock is $0.0001 per share;

WHEREAS, pursuant to the terms of a Promissory Note dated September 02, 2019, Zuk Marble Products 1998 Ltd., a private company organized under the laws of Israel, with offices at Ha’taas 22 St. Kfar-Saba, Israel, company number 512652603 (“Zuk”), acting on behalf of the Investor and other parties, advanced the aggregate sum of $35,000 to the Company for payment of invoices from vendors and service providers to the Company (the “Note”);

WHEREAS, in connection with that certain Share Exchange Agreement dated March 4, 2020 (the “Duke Share Exchange Agreement”), by and between the Company; Duke Robotics, Inc., a Delaware corporation (“Duke”) and the several shareholders of Duke (the “Duke Shareholders”), the Investor has agreed with the Company to receive a total of 2,405,906 “unregistered” and “restricted” shares of the Common Stock, as a conversion of its portion of the $35,000 sum advanced by it to the Company under the terms of the Note, all in accordance with the terms set forth herein; and,

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1. Exchange.  (a) Concurrent with the closing (the “Closing”) of those certain Convertible Loan Agreements dated March 9, 2020, in substantially the form annexed hereto as Exhibit A (collectively, the “CLAs”) with those investors listed on Annex A, the Company shall issue to the Investor [_________] shares of the Common Stock (the “Note Conversion Shares”) in satisfaction of the portion of the Investor in the Note, which, as of the date hereof is $[_______]1. The Parties agree that the Note Conversion Shares shall have the status of “restricted securities” issued by a “shell company” as defined in Rule 12b-2 of the Exchange Act and shall be subject to the resale provisions of subparagraph (i) of SEC Rule 144. Upon issuance of the Note Conversion Shares, the Investor (i) shall be deemed to have waived all accrued interest on the Note as of the Closing date of the transactions contemplated hereby; and (ii) agreed to the retirement and cancellation of the Note. The Company shall promptly deliver the Note Conversion Shares to the Investor at the Closing.

(b) Demand Registration Rights. Pursuant to the terms of that certain Registration Rights Agreement of even date herewith, and attached hereto as Exhibit B, the Investor shall have demand registration rights with respect to the Note Conversion Shares and the other “Registrable Securities” as defined in the Registration Rights Agreement, and in such proportions as set forth therein with respect to all Note Conversion Shares deriving from the Note.

(c) Anti-Dilution Protection. Upon the issuance of New Securities (as hereinafter defined) by the Company at a pre-money valuation of less than ten million U.S. dollars ($10,000,000) (collectively, the “Threshold Valuation”), the Company will issue to the Investor, without further consideration, that number of additional shares of Common Stock necessary to ensure that the number of shares issued to the Investor pursuant to Section 1(a) above and this Section 1(c) in the aggregate (the “Exchange Shares”), multiplied by the effective price per share at which such New Securities were issued, is not less than the product of multiplying the number of Exchange Shares as calculated immediately prior to the issuance of such New Securities by an effective price per shares of the New Securities had the New Securities been issued at the Threshold Valuation. An example of the foregoing is illustrated in Annex B hereof. The term “New Securities” shall mean any Common Stock or other equity securities of the Company, whether now authorized or not, any rights, options or warrants to purchase Common Stock or other equity securities and any indebtedness or preferred stock of the Company which is convertible into Common Stock or other equity securities (or which is convertible into a security which is, in turn, convertible into Common Stock or other equity securities); but shall specifically exclude (i) Common Stock issued to any employee, consultant or director of the Company, and approved by the Board of Directors, in an amount not to exceed 1,128,333 shares of Common Stock (subject to stock split and other structural adjustments), plus an additional 1.5% of the Company’s equity securities on a fully diluted basis, (ii) the issuance of Common Stock pursuant to the CLAs and (iii) the issuance of Common Stock to shareholders of Duke, in the second stage of its acquisition agreement with the Company, as accounted for and contemplated in the Duke Share Exchange Agreement, in an amount not to exceed 63,856 shares of Common Stock (subject to stock split and other structural adjustments). The term “Fully Diluted Basis”, as used above, means, at the relevant time, the sum of all of the Company’s equity or any type, class or series thereof then issuable upon the exercise or conversion of all then outstanding and exercisable warrants, options or convertible securities pursuant to which the Company is then obligated to issue such equity or type, class or series thereof, assuming such conversion or exchange took place at such time of calculation, without taking into consideration the shares of stock of the Company issuable to the Lenders under the CLAs solely pursuant thereto. The provisions of this Section 1(c) shall no longer apply to the issuance of New Securities once the Company has raised at least three million U.S. dollars ($3,000,000) at a weighted average pre-money valuation of ten million U.S. dollars ($10,000,000).

1 Pro rata of $35,000 amount.

(d)  Debenture Anti-Dilution. Upon any conversion of the debentures, as amended, dated March 9, 2020, between the Company and Alpha Capital Anstalt and GreenBlock Capital, copies of which are enclosed herewith as Exhibit C (the “Debentures”), the Company will  issue to the Investor, without further consideration, that number of additional shares of Common Stock necessary to ensure that the number of shares issued to the Investor pursuant to Section 1(a and this Section 1(d) is equal to not less than [__]2% of the issued and outstanding share capital of the Company on a Fully Diluted Basis, without taking into consideration the outstanding and unconverted portion of the Debentures and any other New Securities, unless such New Securities were issued to the holders of the Debentures in lieu of the Debentures (other than a conversion in accordance with their terms as attached hereto) or issued to the holders of the Debentures for no consideration.

(e) Notice of Adjustment. Whenever the Anti-Dilution Protection set forth in Section 1(c) or the Debenture Anti-Dilution set forth in Section 1(d) is triggered, the Company shall promptly deliver to the Investor by facsimile or email a notice setting forth a brief statement of the facts requiring such adjustment and a calculation of the number of shares to be issued to the Investor upon such adjusted.

2. Representations and Warranties.  Each Party hereto hereby represents and warrants to the other Party as follows:

(a) Authorization.  Such Party has the full right, power and authority to enter into this Agreement and to perform the terms and provisions hereof.  The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary action on the part of such party, and this Agreement constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(b) No Conflicts.  Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of such Party shall breach any statutes or regulations of any governmental authority, domestic or foreign, or shall conflict with or result in a breach of such Party’s organizational document(s) (if applicable) or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which such Party is a party or by which it or its assets are or may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder, or require the consent of any person or entity.

(c) Consents and Approvals.  No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of such Party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2 Pro rata amount of 24%

3. Representations, Warranties and Covenants of Investors.

Each of the Investors hereby, severally and not jointly, represents, warrants and agrees with, the Company with respect to itself only, and not as to any other Investor, that:

(a) This Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable in accordance with its terms.

(b) The Investor acknowledges its understanding that the transactions contemplated by this Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

(c) The Investor has the financial ability to bear the economic risk of his investment, has adequate means for providing for its current financial needs and contingencies and has no need for liquidity with respect to its investment in the Company.

(d) At the time such Investor made its loan under the Note, it was, and as of the date hereof it is a “non-US person” as defined in 902(k)(1) of Regulation S as promulgated under the Securities Act and/or the Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (17 C.F.R. 230.501(a)).

(e) The Investor is not subject to or obligated under any provisions of any law, regulation, order, judgment or decree which would be breached or violated by the execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby.

(f) The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in UAS and has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the UAS Stock, including, but not limited to the UAS SEC Reports and the Form 8-K Current Report to be filed with the SEC reflecting the post-Closing combination of UAS and Duke.

(g) Neither the Investor nor, in the case of any non-individual investor, any of its predecessors, directors, executive officers, partners, or any beneficial owner of 10% or more of such Investor’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Investor in any capacity at the time of sale (each, an “Investor Covered Person” and, together, “Investor Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Investor has exercised reasonable care to determine whether any Investor Covered Person is subject to a Disqualification Event.

4. Miscellaneous.

(a) Notices.    All notices or other communications required or permitted by this Agreement or by law to be served on or given to either Party to this Agreement by the other Party shall be in writing and shall be deemed duly served when personally delivered to the Party at an address agreed upon by both Parties.

(b) Assignment.  This Agreement and all the provisions hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

(c) Governing Law.    Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(d) Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(e) Amendment; Waiver.    In the event either Party wishes to amend this Agreement, the Agreement may only be amended or waived in a writing executed by both Parties.

(f) Complete Agreement.  This Agreement contains the complete agreement between the Parties hereto and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

(g) Further Assurances. The Parties shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party hereto may reasonably request in order to carry out the intent an accomplish the purposes of this Agreement, if requested.

(h) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(i) Effective Date. The “Effective Date” of this Agreement shall be the date of the Closings of the Duke Share Exchange Agreement and the Duke Funding, and absent such Closings, this Agreement and the matters covered hereby shall have no effect whatsoever between the parties hereto, and the respective rights, obligations and duties of the parties under the Purchase Agreement and the Original Debentures shall continue, unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Securities Exchange Agreement as of the date first written above.

UAS DRONE CORP.

By:
Name:
Title:

SECURITIES EXCHANGE AGREEMENT

COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page for that certain Securities Exchange Agreement (the “Agreement”) effective as of the earlier of the signature date hereof or delivery of this Agreement (the Effective Date”), among UAS Drone Corp., a Nevada corporation (the “Company”); and the undersigned Investor, by which the Investor, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement.

INVESTOR

By:
Name:
Title:

Annex A

Schedule of Investors

Name	Loan	Already advanced	%	No. of Shares	% of holdings	Balance

Ansbacher	$250,000	$8,750	25.00%	2,405,906	6.00%	$241,250	25.00%
Benitez	$250,000	$8,750	25.00%	2,405,906	6.00%	$241,250	25.00%
Danenberg	$134,715	$4,715	13.47%	1,296,447	3.23%	$130,000	13.47%
Zuk Marble	$198,618	$6,952	19.86%	1,911,425	4.77%	$191,666	19.86%
Meytal -Alonim ltd.	$166,667	$5,833	16.67%	1,603,937	4.00%	$160,834	16.67%
	$1,000,000	$35,000	100.00%	9,623,621	24.00%	$965,000	100%

Annex B

Illustration of Application of Section 1(c)

In each event of issuance of New Securities at a pre-money valuation of less than the Threshold Valuation (a “Trigger Event”), the Company will calculate and issue additional shares of Common Stock to the Investor (“Additional Shares”), for no consideration, the number of which shall be calculated as follows

Y-	NUMBER OF SHARES OF COMMON STOCK PREVIOUSLY ISSUED TO INVESTOR UNDER SECTIONS 1(A) AND 1(C), IN THE AGGREGATE, PRIOR TO APPLICABLE TRIGGET EVENT.

TVPPS - AT THE FIRST ISSUANCE OF NEW SECURITIES BELOW THE THRESHOLD AMOUNT, FOLLOWING THE CLOSING - $0.24939144. FOR SUBSEQUENT ISSUANCES - THE PREVIOUS PRICE PER SHARE AT WHICH NEW SECURITIES WERE ISSUED.

PPS1-	EFFECTIVE PRICE PER SHARE AT WHICH THE COMPANY ISSUED NEW SECURITIES COMPRISING THE TRIGGER EVENT.

X-	NUMBER OF ADDITIONAL SHARES TO BE ISSUED TO INVESTOR

X=	(Y*TVPPS/PPS1)-Y

Exhibit A

Form of Convertible Loan Agreement

Exhibit B

Form of Registration Rights Agreement

Exhibit C

Alpha Capital Anstalt and GreenBlock Capital Debentures, as amended